UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On March 27, 2007, the American College of Cardiology, or ACC, disseminated a press release in connection with the presentation of results of the MERLIN TIMI-36 study at the American College of Cardiology Annual Scientific Sessions in New Orleans on March 27, 2007 at 8:50 a.m. Central Time.

As presented at ACC, in the MERLIN TIMI-36 study ranolazine did not produce a statistically significant reduction in the composite endpoint of cardiovascular death, heart attack and recurrent ischemia, the primary efficacy endpoint of the study (p value = 0.11). Ranolazine did not impact the rate of cardiovascular death or myocardial infarction, however, ranolazine showed a statistically significant reduction in recurrent ischemia alone (p value = 0.030). In addition, in the ranolazine group there was a statistically significant reduction in the worsening of angina requiring intensification of therapy (p value = 0.023) and a statistically significant reduction in the increase in or addition of anti-anginal therapy (p value = 0.006).

As provided in the ACC press release, the MERLIN TIMI-36 data showed no adverse trend in death or arrhythmia in patients receiving ranolazine. Additional safety results from the study were presented, including: there were 175 deaths from any cause in the placebo group, compared to 172 deaths from any cause in the ranolazine group; there were 1,065 occurrences of the composite of deaths from any cause or any cardiovascular hospitalizations in the placebo group, compared to 1,037 in the ranolazine group; and throughout the duration of the study there were 102 symptomatic documented arrhythmias in the placebo group compared to 99 symptomatic documented arrhythmias in the ranolazine group. In addition, comparing the relative frequency of clinically significant arrhythmias observed during Holter monitoring over the first 7 days of the study participation, the rate of such incidence was 83.1% in the placebo group, compared to a statistically significantly lower rate of 73.7% in the ranolazine group (p value less than 0.001). The adverse events that occurred more frequently in the ranolazine group (greater than 4% incidence) were similar to those in several prior clinical studies of ranolazine: dizziness, nausea, constipation, asthenia, and syncope.

The forgoing description is qualified in its entirety by reference to the ACC press release dated March 27, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

*****

Forward-Looking Statements. Except for the historical information contained herein, the matters set forth in this press release, including statements as to research and development and commercialization of products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including regulatory review and approval of our products; special protocol assessment agreement; the conduct, timing and results of clinical trials; commercialization of products; market acceptance of products; product labeling; and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2006. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated March 27, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: March 27, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated March 27, 2007.